SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      May 17, 2000
(Date of earliest event reported)  (May 17, 2000)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification
No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On May 17, 2000, the Registrant issued the following press release:

CTC Communications Group Closes $200 Million Strategic Equity Investment by Bain Capital, Thomas H. Lee Partners and CSFB Private Equity

-Parties Sign Closing Documents Following Legal and Regulatory Approvals-

WALTHAM, Mass., May 17, 2000-CTC Communications Group Inc. (NASDAQ:CPTL)- a rapidly expanding provider of state-of-the-art integrated communications solutions for medium-to-large enterprises-today announced funding is complete for its previously announced $200 million preferred stock financing with Bain Capital Inc., Thomas H. Lee Partners, L.P. and CSFB Private Equity. Following certain regulatory and legal approvals, the parties executed closing documents.

As previously announced, the investment is in the form of 8.25% Series B convertible preferred stock which converts to common stock at $50.00 per share. Bain Capital and Thomas Lee have each invested $75 million and CSFB Private Equity has invested $50 million. Toronto Dominion Securities acted as exclusive advisor and placement agent to CTC Communications Group Inc. and its Board of Directors in this transaction.

CTC officials noted that the $200 million would be used to fund strategic marketing and technology initiatives that form the cornerstones of the Company's accelerated business plan which includes, the purchase of dark fiber and optronics, branch sales office and Integrated Communications Network (ICN) expansion and new ICN product and application development. These fully funded initiatives are engineered to broaden the geographic reach of CTC's Cisco powered Integrated Communications Network, enhance its product portfolio and substantially boost bandwidth availability for both the Company and its customers.

About CTC Communications
CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. Recently designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC was serving more than 13,000 customers with 314,000+ access lines as of March 31, 2000. Central to the Company's performance and future growth is its Cisco-powered IP+ATM Integrated Communications Network (ICN) named IntelliNET(SM), which is deployed throughout the northeast states.

CTC markets its full portfolio of services through its over 450 member sales and service representatives located in 34 branch offices throughout the New England States, New York, New Jersey and Maryland. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including branch sales office and ICN Network expansion and fiber network build-out. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

Contact: John Dinsmore			John Pittenger
Feldman Communications Inc.		CTC Communications
410-571-8900 (t) 				781-522-8731 (t)
JDFelCom@aol.com (e) 			Pitt@ctcnet.com
www.FeldmanCommunications.com 	www.ctcnet.com"

# # #

Reference is made to the Current Report on Form 8-K and the exhibits to the Form 8-K filed by the Registrant on April 19, 2000 for additional terms and conditions of the preferred stock financing.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: May 17, 2000